UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2006

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50250 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On January 17, 2006 the Compensation Committee of the Board of Directors of MasterCard Incorporated (the “Company”) approved the performance target for the Company that will be used to determine the amounts of the cash bonus awards that may be paid to the Company’s named executive officers, as defined in Item 402(a)(3) of Regulation S-K (determined as of December 31, 2005), for the year ended December 31, 2006 under its Senior Executive Annual Incentive Compensation Plan (SEAICP). The performance target for 2006 is based on the Company’s achievement of a predetermined EBITDA target and the bonus award amounts will be based on the level of performance achieved against such target. The Compensation Committee may reduce award amounts at its discretion based on its assessment of the executives’ ability to deliver on corporate strategy, achieve certain other financial targets and enhance organizational capabilities. The Compensation Committee set the 2006 annual incentive target awards under the SEAICP for such named executive officers as follows:

Name	Target Annual Incentive

Robert W. Selander	150% of salary

Alan J. Heuer	100% of salary

Christopher D. Thom	83.33% of salary

Chris A. McWilton	100% of salary

Noah J. Hanft	90% of salary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Corporate Secretary

Date:  January 23, 2006